                                                                  EXHIBIT 10

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 14 to Registration Statement No. 33-34608 on Form N-1A of our report dated May 3, 2002 appearing in the March 31, 2002 Annual Report of CMA Pennsylvania Municipal Money Fund of CMA Multi-State Municipal Series Trust, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
July 29, 2002